            As filed with the Securities and Exchange Commission
                           on September 18, 1996
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ----------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         ----------------------------

                           NATIONAL BEVERAGE CORP.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)

                                  DELAWARE
       --------------------------------------------------------------
       (State or other jurisdiction of incorporation or organization)

                                 59-2605822
       --------------------------------------------------------------
                      (IRS Employer Identification No.)

                         ONE NORTH UNIVERSITY DRIVE
                       FORT LAUDERDALE, FLORIDA 33324
       --------------------------------------------------------------
                  (Address of principal executive offices)

                           NATIONAL BEVERAGE CORP.
                         1991 OMNIBUS INCENTIVE PLAN
                           NATIONAL BEVERAGE CORP.
                  OUTSIDE DIRECTOR STOCK OPTION AGREEMENTS
       --------------------------------------------------------------
                          (Full Title of the Plans)

                              NICK A. CAPORELLA
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           NATIONAL BEVERAGE CORP.
                         ONE NORTH UNIVERSITY DRIVE
                        FT. LAUDERDALE, FLORIDA 33324
       --------------------------------------------------------------
                   (Name and address of agent for service)

                               (954) 581-0922
       --------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum    Proposed Maximum          Amount of
Title of Securities               Amount to be     Offering Price      Aggregate Offering        Registration
to be Registered                  Registered       Per Share (1)       Price                     Fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share                         225,000          $18.50              $4,162,500                $1,435.35
- ---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the closing price per share of the Registrant's Common Stock as reported on the American Stock Exchange on September 17, 1996.

                                      NOTE

         An aggregate of 480,000 shares of the Common Stock, par value $0.01 per share, of National Beverage Corp., a Delaware corporation (the "Company" or "Registrant"), issuable under the Company's 1991 Omnibus Incentive Plan were registered on a Registration Statement on Form S-8 (Registration No. 33-95308) filed with the Securities and Exchange Commission (the "Commission") on August 1, 1995. 220,000 additional shares issuable under this plan and 5,000 shares issuable under Outside Director Stock Option Agreements are being registered hereunder.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 27, 1996; and

         2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended or updated pursuant to the Exchange Act.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 102(b) of the Delaware General Corporation Law ("DGCL") the Company's Restated Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty, provided that, to the extent required by the provisions of Section 102(b)(7) of the DGCL, the provision in the Restated Certificate of Incorporation shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

         In addition, as permitted by Section 145 of the DGCL, the Company's Restated Certificate of Incorporation provides that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request to the maximum extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents serving at the request of the Company where indemnification is not required by law; (iii) the Registrant is required to advance the expenses, as incurred, to its directors, officers and other indemnitees in connection with defending a proceeding, provided that, if the DGCL so requires, the payment of such expenses shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to indemnification; (iv) the rights conferred in the Restated Certificate of Incorporation are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Restated Certificate of Incorporation provisions in a way that is adverse to such directors, officers and employees.

       The Company also maintains director and officer liability insurance.

Item 7.  Exemption from Registration Claimed.

       Inapplicable.

Item 8.  Exhibits.

       See "Exhibit Index" on Page II-7.

Item 9.  Undertakings.

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, and the State of Florida, this 19th day of September, 1996.

                                           NATIONAL BEVERAGE CORP.


                                  By:      /s/  Nick A. Caporella
                                           -------------------------------------
                                           Nick A. Caporella
                                           Chairman of the Board, Director,
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nick A. Caporella and Joseph G. Caporella, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                                  Title                                     Date
- ---------                                  -----                                     ----
/s/  Nick A. Caporella                     Chairman of the Board,                    September 19, 1996
- -----------------------------              Director, President and
NICK A. CAPORELLA                          Chief Executive Officer
                                           (principal executive and
                                           financial officer)


/s/ S. Lee Kling                           Director                                  September 19, 1996
- -------------------------------
S. LEE KLING


/s/ Joseph L. Klock, Jr.                   Director                                  September 19, 1996
- ------------------------------
JOSEPH P. KLOCK, JR.


/s/ Joseph G. Caporella                    Director and Executive                    September 19, 1996
- ----------------------------               Vice President
JOSEPH G. CAPORELLA


/s/ Dean A. McCoy                          Vice President-Controller                 September 19, 1996
- ----------------------------               (principal accounting officer)
DEAN A. McCOY

                                 EXHIBIT INDEX

Exhibit
Number           Description
- ------           -----------
4.1              Restated Certificate of Incorporation of National Beverage Corp. (incorporated by reference to Exhibit
                 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-38986), filed with the
                 Commission on February 9, 1991.

4.2              Amended and Restated By-Laws of National Beverage Corp. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 33-38986), filed with the Commission on
                 February 19, 1991.

4.3              1991 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to the
                 Registrant's Registration Statement on Form S-1 (File No. 33-38986), filed with the Commission on July
                 26, 1991.

4.4              Amendment No. 1 to the 1991 Omnibus Incentive Plan.

4.5              Form of Stock Option Agreement for Outside Directors.

5                Opinion of Bass, Berry & Sims PLC.

23.1             Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

23.2             Consent of Coopers & Lybrand LLP.

23.3             Consent of Deloitte & Touche LLP.

24               Power of Attorney (included on page II-6).